Exhibit 99.1

SOHU.COM REPORTS FOURTH QUARTER AND FISCAL YEAR 2007

UNAUDITED FINANCIAL RESULTS

Fourth Quarter 2007 Brand Advertising Revenues Reach US$32.2 million, Exceeding

High End of Guidance by US$1.7 million and Up 46% Year-on-Year;

Fourth Quarter 2007 Online Game Revenues Reach US$24.0 million, Up Over 10 Times

Year-on-Year;

Fourth Quarter 2007 Total Revenues Reach US$65.3 million, Exceeding High End of

Guidance by US$7.8 million, Up 90% Year-on-Year;

Fourth Quarter 2007 Non-GAAP Fully Diluted EPS of US$0.43, Exceeding High End of

Guidance by 5 US Cents

BEIJING, CHINA, February 4, 2008 – Sohu.com Inc. (NASDAQ: SOHU), China’s leading online media, communications, search, online games and mobile value-added services company, today reported unaudited financial results for the fourth quarter and fiscal year ended December 31, 2007.

Fourth Quarter Highlights

•	Record high total revenues and record high for each revenue category: brand advertising, advertising, and non-advertising revenues as well as net income.

•

Even though the Company raised its guidance for fourth quarter for non-advertising revenues, total revenues and non-GAAP fully diluted earnings per share on December 4, 2007, all the aforementioned operating parameters exceeded the raised guidance.

•	Brand advertising revenues of US$32.2 million, up 46% year-on-year and 8% quarter-on-quarter, exceeding high end of company guidance by US$1.7 million.

•	Advertising revenues of US$33.7 million, up 35% year-on-year and 7% quarter-on-quarter.

•

Online game revenues of US$24.0 million, up over 10 times year-on-year and 89% quarter-on-quarter. In-house developed massive multiplayer online role-playing game Tian Long Ba Bu (“TLBB”) further solidified its success with revenue up 102% quarter-on-quarter to US$22.0 million.

•	Non-advertising revenues of US$31.6 million, up 236% year-on-year and 58% quarter-on-quarter, exceeding high end of the raised guidance by US$6.1 million.

•	Total revenues of US$65.3 million, up 90% year-on-year and 27% quarter-on-quarter, exceeding high end of the raised guidance by US$7.8 million.

•

Non-GAAP net income (i.e. excluding share-based compensation expenses) of US$17.0 million or US$0.43 per fully diluted share, exceeding high end of the raised guidance by 5 US cents. Non-GAAP net income increased by 110% year-on-year and 45% quarter-on-quarter.

•	GAAP net income of US$15.1 million or US$0.39 per fully diluted share. GAAP net income increased by 148% year-on-year and 56% quarter-on-quarter.

•

Explanation of the Company’s non-GAAP financial measures and the related reconciliations to GAAP financial measures are included in the accompanying “Non-GAAP Disclosure” and the “Reconciliations to Unaudited Condensed Consolidated Statements of Operations.”

Fiscal Year 2007 Highlights

•	Record high total revenues and record high for each revenue category: brand advertising, advertising, and non-advertising revenues as well as net income.

•	Brand advertising revenues of US$112.1 million, up 42% year-on-year.

•	Advertising revenues of US$119.2 million, up 30% year-on-year.

•	Online game revenues of US$42.1 million, up 394% year-on-year.

•	Non-advertising revenues of US$69.7million, up 64% year-on-year.

•	Total revenues of US$188.9 million, up 41% year-on-year.

•	Non-GAAP net income of US$43.7 million or US$1.12 per fully diluted share. Non-GAAP net income increased by 33% year-on-year.

•	GAAP net income of US$34.9 million or US$0.90 per fully diluted share. GAAP net income increased by 35% year-on-year.

Dr. Charles Zhang, Chairman and CEO of Sohu.com, stated, “Once again our team delivered an outstanding quarter with record total revenues and earnings. We are even more pleased to report that we exceeded our raised guidance in each of our revenue categories and earnings for the fourth quarter announced in early December. Sohu’s technological innovation and leadership as well as our strategic vision and execution continue to be the catalysts that propel us forward. With the Beijing 2008 Olympic Games kicking off in 185 days, the Sohu brand resonates across China as we broaden our media reach to penetrate the Olympic audience. We expect the continued expansion of the total Chinese internet population, combined with our advancements in technology and our Olympic sponsorship, to help us to increase our market share of internet users. We believe that we will continue to reap the rewards of our success and strong branding for 2008 and beyond.”

Ms. Belinda Wang, Co-President and Chief Marketing Officer of Sohu.com, said, “We are excited about the trends driving strong momentum in the Chinese online advertising market. For fiscal 2007, Olympic partners, sponsors and suppliers increased advertising spending with Sohu by 74% year-on-year. Looking ahead for 2008, we believe the growth of our brand advertising business will continue to be robust.”

Dr. Gong Yu, Chief Operating Officer of Sohu.com, added, “We have never performed better on an operating level and there is still a lot of leverage in the existing infrastructure and technology. This is particularly important as Sohu continues to leverage its opportunities surrounding the Olympics and further our role as being the leading internet portal in China.”

Fourth Quarter Financial Results

Total revenues for the fourth quarter ended December 31, 2007 were US$65.3 million, compared to revenues of US$51.5 million for the third quarter ended September 30, 2007, and US$34.4 million for the fourth quarter ended December 31, 2006.

Gross margin of 71% for the fourth quarter of 2007 increased from 67% in the previous quarter and 63% in the same period of 2006. Non-GAAP gross margin was 72% in the fourth quarter of 2007, up from 67% in the previous quarter and 64% in the same period of 2006. The gross margin expansion was primarily due to the contribution from TLBB.

Net income for the fourth quarter of 2007 was US$15.1 million or US$0.39 per fully diluted share. Non-GAAP net income for fourth quarter of 2007 was US$17.0 million or US$0.43 per fully diluted share. This compares to non-GAAP net income of US$11.7 million or US$0.30 per fully diluted share for the third quarter of 2007 and US$8.1 million or US$0.21 per fully diluted share for the fourth quarter of 2006.

Advertising revenues for the fourth quarter of 2007 totaled US$33.7 million, a 7% quarter-on-quarter increase and a 35% year-on-year increase. Advertising revenues, consisting of US$32.2 million in brand advertising and US$1.5 million in sponsored search, accounted for 52% of total revenues in the fourth quarter of 2007. Brand advertising revenues for the fourth quarter of 2007 increased 8% quarter-on-quarter and 46% year-on-year. Sponsored search revenues for the fourth quarter of 2007 were down 12% quarter-on-quarter and 48% year-on-year. Advertising gross margin for the fourth quarter of 2007 was 63%, flat with the previous quarter and down from 65% in the fourth quarter of 2006. Non-GAAP advertising gross margin for the fourth quarter of 2007 was 64%, flat with the previous quarter and down from 66% in the fourth quarter of 2006. The year-on-year decrease was mainly due to increased headcounts and bonuses, increased content costs, bandwidth and server depreciation expenses.

For the fourth quarter of 2007, Sohu’s non-advertising revenues, which are derived mainly from online game and wireless value-added services, were US$31.6 million, representing 48% of total revenues. Online game revenues for fourth quarter of 2007 increased 89% quarter-on-quarter and 1039% year-on-year. Wireless revenue increased 7% quarter-on-quarter and 9% year-on-year. Non-advertising gross margin was 79%, compared to 72% in the previous quarter and 57% in fourth quarter of 2006. Non-GAAP non-advertising gross margin was 79%, compared to 72% in the previous quarter and 57% in fourth quarter of 2006. Those increases were due to the contribution from TLBB.

For fourth quarter of 2007, Sohu’s operating expenses totaled US$31.5 million. Non-GAAP operating expenses totaled US$30.0 million, an increase of 25% from the previous quarter and up 111% year-on-year. The increase was primarily due to continued investment in product development, marketing expenses for Sohu branding and TLBB, as well as an increase in bonuses to reward employees for their contribution to good results.

Fiscal Year 2007 Financial Results

Total revenues for fiscal year 2007 were US$188.9 million, a 41% increase over fiscal year 2006 revenues of US$134.2 million. Gross margin was 66% in fiscal 2007, increased from 64% in fiscal 2006. Non-GAAP gross margin was 67% in fiscal 2007, increased from 65% in fiscal 2006.

Advertising revenues for fiscal year 2007 totaled US$119.2 million, up 30% from US$91.8 million in fiscal 2006. Advertising revenues consisted of US$112.1 million in brand advertising and US$7.1 million in sponsored search. Brand advertising revenues grew 42% year-on-year, attributable to China’s robust online advertising market and stronger market momentum as the Beijing 2008 Olympic Games draw near. Sponsored search revenues decreased 44% year-on-year mainly due to strengthening of our anti-fraudulent click policy starting mid 2006.

In fiscal 2007, Sohu’s non-advertising revenues totaled US$69.7 million, up 64% from US$42.5 million in fiscal 2006.

Net income for fiscal 2007 was US$34.9 million or US$0.90 per fully diluted share. Non-GAAP net income in fiscal 2007 was US$43.7 million or US$1.12 per fully diluted share compared to net income of US$32.8 million or US$0.85 per fully diluted share in fiscal 2006.

Ms. Carol Yu, Co-President and CFO of Sohu.com, commented, “Sohu’s outstanding results for the fourth quarter and full year 2007 were driven by our technological capabilities to lead this market and create visionary products that shape the way internet users interface with Chinese web portals. When you combine this with our strong fiscal discipline we see those strategies paying off faster than we anticipated. We believe this multi-pronged approach will continue to further solidify our success.”

Business Outlook

Sohu estimates total revenues for the first quarter 2008 to be between US$66.5 million to US$68.5 million, with advertising revenues of US$33.5 million to US$34.5 million and non-advertising revenues of US$33 million to US$34 million.

Sohu estimates brand advertising revenues for the first quarter of 2008 to be between US$32 million to US$33 million.

Sohu estimates online game revenues for the first quarter of 2008 to be between US$25.5 million to US$26.5 million.

Sohu estimates non-GAAP fully diluted earnings per share for the first quarter of 2008 to be between US$0.43 and US$0.45.

Assuming no new grants of share-based awards, Sohu estimates share-based compensation expense for the first quarter of 2008 to be between US$3 million and US$3.5 million. The estimated impact of this expense is expected to reduce Sohu’s fully diluted earnings per share for the first quarter of 2008, under US GAAP, by US$0.08 to US$0.09.

Non-GAAP Disclosure

To supplement the unaudited consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Sohu’s management uses non-GAAP measures of cost of revenues, operating expenses, net income and net income per share, which are adjusted from results based on GAAP to exclude the compensation cost of share-based awards granted to employees under Statement of Financial Accounting Standard 123R, effective from January 1, 2006. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Sohu’s management believes excluding the share-based compensation expense from its non-GAAP financial measure is useful for itself and investors. Further, the amount of share-based compensation expense cannot be anticipated by management and business line leaders and these expenses were not built into the annual budgets and quarterly forecasts, which have been the basis for information Sohu provides to analysts and investors as guidance for future operating performance. As share-based compensation expense does not involve any upfront or subsequent cash outflow, Sohu does not factor this in when evaluating and approving expenditures or when determining the allocation of its resources to its business segments. As a result, the monthly financial results for internal reporting and any performance measure for commission and bonus are based on non-GAAP financial measures that exclude share-based compensation expense.

The non-GAAP financial measures are provided to enhance the investors’ overall understanding of Sohu’s current financial performance and prospects for the future. A limitation of using non-GAAP cost of revenues, operating expenses, net income and net income per share, excluding share-based compensation expenses is that the share-based compensation charge has been and will continue to be a significant recurring expense in our business for the foreseeable future. In order to mitigate these limitations we have provided specific information regarding the GAAP amounts excluded from each non-GAAP measure. The accompanying tables include details on the reconciliation between GAAP financial measures that are most directly comparable to the non-GAAP financial measures we have presented.

Notes to Financial Information

Financial information in this press release other than the information indicated as being non-GAAP is extracted from Sohu’s unaudited financial statements prepared in accordance with generally accepted accounting principles in the United States.

On June 20, 2006, Sohu discontinued its own e-commerce platform of physical consumer goods. While processing the disposal of its e-commerce business, Sohu is reporting the related business activities as discontinued operations. Sohu’s income statement separates out discontinued operations for both current and prior periods in order to focus on continuing operations and provide a consistent basis for comparing financial performance over time.

In those quarters prior to April 1, 2007, most of costs and expenses for the game department were related to product development and research. Accordingly, Sohu recorded all such costs and expenses in product development expenses in its statements of operations. Beginning April 1, 2007, in order to better present operation results to enhance comparability with industry peers, Sohu reclassified expenses in related to game operations, mainly salary and benefits of game masters, from product development expense to cost of online game revenues. To conform with current period presentations, the relevant amounts for prior periods have been reclassified. Such reclassification amounted to US$296,000 for the three months ended December 31, 2006, and amounted to US$1,234,000 for the fiscal year 2006.

Safe Harbor Statement

This announcement contains forward-looking statements. It is currently expected the Business Outlook will not be updated until release of Sohu’s next quarterly earnings announcement; however, Sohu reserves right to update its Business Outlook at any time for any reason.

Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the uncertain regulatory landscape in the People’s Republic of China, fluctuations in Sohu’s quarterly operating results, Sohu’s historical and possible future losses and limited operating history, and the company’s reliance on online advertising sales, online games and wireless services (most wireless revenues are collected from a few mobile network operators) for its revenues. Further information regarding these and other risks is included in Sohu’s annual report on Form 10-K for the year ended December 31, 2006, and other filings with the Securities and Exchange Commission.

Conference Call and Webcast

Sohu’s management team will host a conference call today at 8:00 PM ET, February 4, 2008 (or 9:00 AM, February 5, 2008 Beijing/Hong Kong time). To listen to the conference call, please use the dial in numbers below:

USA Toll Number: 1-800-240-2134

International: 1-303-262-2138

A replay of the call will be available for two weeks following the call and can be accessed by dialing the numbers below:

USA Toll Number: 1-800-405-2236

International: 1-303-590-3000

PASSCODE: 11107529#

The conference call will be available on webcast live and available for replay at: http://corp.sohu.com/.

About Sohu.com

Sohu.com Inc. (NASDAQ: SOHU) is China’s premier online brand and indispensable to the daily life of millions of Chinese, providing a network of web properties and community based/web 2.0 products which offer the vast Sohu user community a broad array of choices regarding information, entertainment and communication. Sohu has built one of the most comprehensive matrices of Chinese language web properties and proprietary search engines, consisting of the mass portal and leading online media destination www.sohu.com; interactive search engine www.sogou.com; #1 online alumni club www.chinaren.com; #1 games information portal www.17173.com; the top real estate website www.focus.cn; wireless value-added services provider www.goodfeel.com.cn; and leading online mapping service provider www.go2map.com.

Sohu corporate services consist of brand advertising on its matrix of websites as well as paid listing and bid listing on its in-house developed search directory and engines. Sohu also offers two types of consumer services. The company operates two massive multi-player online role-playing games, namely Tian Long Ba Bu and Blade Online, and a casual game platform. Sohu also offers wireless value-added services such as news, information, music, ringtone and picture content sent over mobile phones. Sohu.com, established by Dr. Charles Zhang, one of China’s Internet pioneers, is in its twelfth year of operation.

Sohu.com Contact Information

Erin Sheng

Manager

Investor Relations and Corporate Communications

Tel: +86 10 6272 6596

E-mail: ir@contact.sohu.com

http://corp.sohu.com

SOHU.COM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended			Twelve Months Ended
	Dec. 31, 2007	Sep. 30, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
					(Audited)
Revenues:
Advertising
Brand advertising	$32,166	$29,781	$21,990	$112,106	$78,993
Sponsored search	1,532	1,745	2,937	7,110	12,765

Subtotal of advertising revenues	33,698	31,526	24,927	119,216	91,758

Non-advertising
Online game	23,961	12,693	2,104	42,096	8,525
Wireless	7,341	6,832	6,750	26,337	32,592
Others	342	467	569	1,285	1,361

Subtotal of non-advertising revenues	31,644	19,992	9,423	69,718	42,478

Total revenues	65,342	51,518	34,350	188,934	134,236

Cost of revenues:
Advertising
Brand advertising (includes share-based compensation expense under SFAS 123(R) of $363, $382, $388, $1,572 and $1,394, respectively)	11,049	10,253	7,089	38,733	23,211
Sponsored search (includes share-based compensation expense under SFAS 123(R) of $6, $9, $20, $56 and $88, respectively)	1,353	1,330	1,686	5,644	5,246

Subtotal of advertising cost of revenues	12,402	11,583	8,775	44,377	28,457

Non-advertising
Online game (includes stock-based compensation expense under SFAS 123 (R) of $4, $3, $17, $38 and $73, respectively)	2,765	2,078	854	7,113	3,895
Wireless	3,238	3,311	3,061	12,334	15,441
Others (includes share-based compensation expense under SFAS 123(R) of $2, $2, $4, $12 and $19, respectively)	530	178	145	939	570

Subtotal of non-advertising cost of revenues	6,533	5,567	4,060	20,386	19,906

Total cost of revenues	18,935	17,150	12,835	64,763	48,363

Gross profit	46,407	34,368	21,515	124,171	85,873

Operating expenses:
Product development (includes share-based compensation expense under SFAS 123(R) of $612, $672, $555, $2,805, and $1,856, respectively)	8,395	6,875	4,692	25,443	17,651
Sales and marketing (includes share-based compensation expense under SFAS 123(R) of $319, $337, $442, $1,541 and $1,633, respectively)	17,186	13,573	7,889	47,506	28,532
General and administrative (includes share-based compensation expense under SFAS 123(R) of $579, $616, $576, $2,762 and $1,876, respectively)	5,746	4,900	2,723	17,418	13,092
Amortization of intangibles	202	202	466	1,093	1,993

Total operating expenses	31,529	25,550	15,770	91,460	61,268

Operating profit	14,878	8,818	5,745	32,711	24,605

Other income (expense)	552	575	(88)	887	477
Interest income and exchange difference	359	608	949	2,793	3,216

Income before income tax expense	15,789	10,001	6,606	36,391	28,298
Income tax expense	(720)	(322)	(482)	(1,487)	(1,579)

Income from continuing operations	15,069	9,679	6,124	34,904	26,719
Minority interests	5	12	7	47	7

Net income from continuing operations	15,074	9,691	6,131	34,951	26,726
Loss from discontinued E-commerce operations	(2)	(5)	(57)	(20)	(841)

Net Income	$15,072	$9,686	$6,074	$34,931	$25,885

Basic net income per share	$0.40	$0.26	$0.17	$0.94	$0.70

Shares used in computing basic net income per share	37,589	37,307	36,574	37,133	36,730

Diluted net income per share	$0.39	$0.25	$0.16	$0.90	$0.68

Shares used in computing diluted net income per share	39,034	38,516	38,780	38,919	39,105

SOHU.COM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	As of Dec. 31, 2007 (Unaudited)	As of Dec. 31, 2006 (Audited)
ASSETS
Cash, cash equivalents and investments in marketable debt securities	$122,706	$129,698
Accounts receivable, net	27,058	23,825
Prepaid and other current assets	7,551	5,961
Fixed assets, net	65,027	21,453
Goodwill	55,542	54,986
Intangible assets, net	7,041	8,360
Restricted cash	4,324	4,774
Other assets, net	1,268	4,534

	$290,517	$253,591

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$71,607	$37,795
Zero coupon convertible senior notes	6	59,780

Total liabilities	71,613	97,575
Minority interests	7	53
Shareholders’ equity	218,897	155,963

	$290,517	$253,591

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING SHARE-BASED COMPENSATION EXPENSE

	Three Months Ended Dec. 31, 2007					Three Months Ended Sep. 30, 2007				Three Months Ended Dec. 31, 2006
	GAAP	Non-GAAP Adjustments			Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments			Non-GAAP
Advertising revenues	$33,698	$			$33,698	$31,526	$—		$31,526	$24,927	$			$24,927
Less: Cost of advertising revenues	12,402		(369	) (a)	12,033	11,583	(391	) (a)	11,192	8,775		(408	) (a)	8,367

Advertising gross profit	$21,296		$369		$21,665	$19,943	$391		$20,334	$16,152		$408		$16,560

Advertising gross margin	63%				64%	63%			64%	65%				66%

Non-advertising revenues	$31,644	$			$31,644	$19,992	$—		$19,992	$9,423	$			$9,423
Less: Cost of non-advertising revenues	6,533		(6	) (a)	6,527	5,567	(5	) (a)	5,562	4,060		(21	) (a)	4,039

Non-advertising gross profit	$25,111		$6		$25,117	$14,425	$5		$14,430	$5,363		$21		$5,384

Non-advertising gross margin	79%				79%	72%			72%	57%				57%

Total revenues	$65,342	$			$65,342	$51,518	$—		$51,518	$34,350	$			$34,350
Less: Total cost of revenues	18,935		(375	) (a)	18,560	17,150	(396	) (a)	16,754	12,835		(429	) (a)	12,406

Gross profit	$46,407		$375		$46,782	$34,368	$396		$34,764	$21,515		$429		$21,944

Gross margin	71%				72%	67%			67%	63%				64%

Operating expenses	$31,529		$(1,510	) (a)	$30,019	$25,550	$(1,625	) (a)	$23,925	$15,770		$(1,573	) (a)	$14,197

Net income	$15,072		$1,885		$16,957	$9,686	$2,021		$11,707	$6,074		$2,002		$8,076

Diluted net income per share	$0.39				0.43	$0.25			$0.30	$0.16				0.21

Shares used in computing diluted net income per share	39,034				39,237	38,516			38,882	38,780				39,339

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING SHARE-BASED COMPENSATION EXPENSE

	Twelve Months Ended Dec. 31, 2007					Twelve Months Ended Dec. 31, 2006
	GAAP	Non-GAAP Adjustments			Non-GAAP	GAAP	Non-GAAP Adjustments			Non-GAAP
Advertising revenues	$119,216		$—		$119,216	$91,758		$—		$91,758
Less: Cost of advertising revenues	44,377		(1,628	) (a)	42,749	28,457		(1,482	) (a)	26,975

Advertising gross profit	$74,839		$1,628		$76,467	$63,301		$1,482		$64,783

Advertising gross margin	63%				64%	69%				71%

Non-advertising revenues	$69,718	$			$69,718	$42,478	$			$42,478
Less: Cost of non-advertising revenues	20,386		(50	) (a)	20,336	19,906		(92	) (a)	19,814

Non-advertising gross profit	$49,332		$50		$49,382	$22,572		$92		$22,664

Non-advertising gross margin	71%				71%	53%				53%

Total revenues	$188,934	$			$188,934	$134,236	$			$134,236
Less: Total cost of revenues	64,763		(1,678	) (a)	63,085	48,363		(1,574	) (a)	46,789

Gross profit	$124,171		$1,678		$125,849	$85,873		$1,574		$87,447

Gross margin	66%				67%	64%				65%

Operating expenses	$91,460		$(7,108	) (a)	$84,352	$61,268		$(5,365	) (a)	$55,903

Net income	$34,931		$8,786		$43,717	$25,885		$6,939		$32,824

Diluted net income per share	$0.90				$1.12	$0.68				$0.85

Shares used in computing diluted net income per share	38,919				39,347	39,105				39,467

Note:

(a)	To eliminate share-based compensation expense as measured using the fair value method under SFAS 123(R).